EXHIBIT 99


CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


   In connection with the annual report of the Pittsburgh & West
Virginia Railroad (the Trust) on Form 10-K for the period ending
December 31, 2009 as filed with the Securities and Exchange
Commission on the date hereof (the Report), We, Herbert E. Jones, Jr., Chairman of the Board of Trustees, Herbert E. Jones, III, President of the Trust, and Robert R. McCoy, Vice President, Secretary and Treasurer, certify, to the best of our knowledge, pursuant to 18 U.S.C. Section
1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   (1)	The Report fully complies with the requirements of Section
        13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2)	The information contained in the Report fairly presents, in
        all material respects, the financial condition and results of operations of the Trust.




/s/ Herbert E. Jones, Jr.
Herbert E. Jones, Jr.
Chairman of the Board and
Trustee

Date:  March 26, 2010




/s/ Herbert E. Jones, III
Herbert E. Jones, III
President

Date:  March 26, 2010




/s/ Robert R. McCoy
Robert R. McCoy
Vice President, Secretary
and Treasurer

Date:  March 26, 2010